Exhibit 99.1






                           Company Contact:   Richard Olicker
                                              President, Chief Operating Officer
                                              Steven Madden, Ltd.
                                              (718) 446-1800

                        Investor Relations:   Cara O'Brien/Lila Sharifian
                                     Press:   Melissa Merrill
                                              Financial Dynamics
                                              (212) 850-5600
FOR IMMEDIATE RELEASE
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   I.    STEVEN MADDEN, LTD. ELECTS HAROLD KAHN TO ITS BOARD OF DIRECTORS

LONG ISLAND CITY, N.Y. - December 16, 2004 - Steven Madden, Ltd. (NASDAQ: SHOO), a leading designer, wholesaler and marketer of fashion footwear for women, men and children, today announced that Harold Kahn has been elected to the Company's Board of Directors, effective immediately. The addition of Mr. Kahn expands the Company's Board to eight members, while increasing the number of independent directors to five.

Mr. Kahn, 59, has over 35 years of experience in the retail industry. Until March 2004, Mr. Kahn served as Chairman and Chief Executive Officer of Macy's East, a $5 billion division of Federated Department Stores, Inc. Prior to that, he held the positions of Chief Executive Officer of Federated's former Abraham and Straus division, President of Montgomery Ward, and Chief Executive Officer of Macy's South and Macy's West. Currently, Mr. Kahn heads HDK Associates, a consulting company that advises financial and investment groups.

Commenting on the appointment, Jamieson A. Karson, Chairman and Chief Executive Officer, stated, "Hal is a valuable new addition to our Board of Directors and we are very pleased to welcome him to Steven Madden, Ltd. He has had a very distinguished career and his extensive background in the retail industry, together with his candid, objective input, will strengthen and enhance our Board. We are confident he will bring a unique and experienced perspective to our business and look forward to his contributions as we continue to work towards delivering long-term value for our shareholders."

"Steven Madden, Ltd. is a Company with a very solid portfolio of brands and I value the opportunity to join the Board and contribute to the long-term growth of the business," said Mr. Kahn on the occasion of his election to the Board. "I've known Steven Madden, Ltd. and its industry for some time. The Company has a solid management team that has deep experience in the retail industry and has, under the leadership of Jamie Karson, weathered a very challenging retail environment. The opportunities for the Company in the present environment are excellent and I am excited to work with management to implement the Company's strategic plan and to capitalize on future market opportunities."

Mr. Kahn recently resigned from Barington Capital's Advisory Board and is no longer affiliated with Barington in any respect. Mr. Kahn is joining Steven Madden, Ltd. as an independent board member and his role is to further the interests of all shareholders.
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Steven Madden, Ltd. designs and markets fashion-forward footwear for women, men and children. The shoes are sold through Steve Madden retail stores, department stores, apparel and footwear specialty stores, and on-line at www.stevemadden.com. The Company has several licenses for the Steve Madden and Stevies brands, including eyewear, hosiery, and belts, owns and operates one retail store under its Steven brand, and is the licensee for l.e.i Footwear, Candie's Footwear and UNIONBAY Men's Footwear.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms "believes", "belief", "expects", "intends", "anticipates" or "plans" to be uncertain and forward-looking. The forward looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

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